Filed Pursuant to Rule 424(b)(5)

Registration Number 333-169477

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Maximum Offering Price Per share	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock (par value $.01 per share)	17,922,077	$19.25	$344,999,982	$39,537

(1)	Includes 2,337,662 shares that may be purchased by the underwriters upon exercise of their over-allotment option.
(2)	Calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration Number 333-169477

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 20, 2010)

15,584,415 Shares

Common Stock

Morgan Stanley & Co. LLC, acting as a forward counterparty, will borrow from third parties and sell to the underwriters 15,584,415 shares of our common stock for sale in this offering. If the forward counterparty determines, in its commercially reasonable judgment, that it is unable to borrow and deliver for sale, on the anticipated closing date of this offering, such number of shares of our common stock, or if the forward counterparty determines, in good faith and in a commercially reasonable manner, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then we will issue and sell to the underwriters the number of shares not so borrowed and delivered by the forward counterparty. In that event, we will receive from the underwriters the gross proceeds from the sale of shares that we issue and sell to them, less the underwriting discount. Otherwise, we will not receive any proceeds from the sale of shares in this offering by the forward counterparty.

In connection with this offering, we have entered into a forward sale agreement with Morgan Stanley & Co. LLC, acting as a forward counterparty. The forward sale agreement will cover a number of shares of common stock equal to the number of shares that the forward counterparty has borrowed from third parties and sold to the underwriters for sale in this offering. If we elect to physically settle the forward sale agreement, we will issue shares to the forward counterparty and receive from the forward counterparty a cash amount per share equal to the public offering price per share, less the underwriting discount, each as shown below, subject to certain adjustments pursuant to the forward sale agreement. We will only receive these proceeds if we elect to physically settle the forward sale agreement. However, we may, in certain circumstances, elect to cash or net share settle all or any portion of the forward sale agreement. See “Underwriting — Forward Transactions” for a description of the forward sale agreement.

Our common stock is listed on The New York Stock Exchange under the ticker symbol “POM.” On March 5, 2012, the last reported sale price on The New York Stock Exchange for our common stock was $19.57 per share.

Neither the Securities and Exchange Commission nor any state securities regulators or other regulatory bodies have approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Per Share	Total
Initial price to public	$19.25000	$299,999,989
Underwriting discount	$0.67375	$10,500,000
Proceeds, before expenses, to us (1)	$18.57625	$289,499,989

(1)   We may receive proceeds upon settlement of the forward sale agreement depending on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the price of our common stock during the period in which the forward counterparty (or an affiliate thereof) unwinds its hedge positions with respect to the forward sale agreement. Settlement will occur on one or more dates specified by us under the forward sale agreement within 12 months after the date of this prospectus supplement. For the purposes of calculating the aggregate net proceeds to us as shown above, we have assumed that the forward sale agreement is physically settled in whole based on the initial forward sale price of $18.57625 per share. The forward sale price is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting — Forward Transactions” beginning on page S-17. Unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement.

We have granted the underwriters a 30-day option from the date of this prospectus supplement to purchase directly from us up to 2,337,662 shares of our common stock at the public offering price, less the underwriting discount and the per share amount of certain dividends or distributions payable on the shares originally sold in this offering, to cover over-allotments. We may elect, in our sole discretion whenever the underwriters exercise this option, that the forward counterparty borrow from third parties and sell to the underwriters a number of shares of our common stock equal to the number of shares of common stock in respect of which the underwriters’ over-allotment option was exercised. In that event, we will enter into an additional forward sale agreement with the forward counterparty in respect of the number of shares so borrowed and sold by the forward counterparty. If the forward counterparty determines, in its commercially reasonable judgment, that it is unable to borrow and deliver for sale, on the anticipated closing date of the over-allotment option, the number of shares of our common stock in respect of which the underwriters’ over-allotment option was exercised, or if the forward counterparty determines, in good faith and in a commercially reasonable manner, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then we will issue and sell to the underwriters the number of shares not so borrowed and delivered by the forward counterparty, and the number of shares underlying the additional forward sale agreement will be reduced by the same number of shares.

The underwriters expect to deliver the shares of common stock to purchasers on or about March 9, 2012.

Joint Book-Running Managers

Morgan Stanley J.P. Morgan BofA Merrill Lynch Citigroup

Co-Managers

Barclays Capital
Credit Suisse
RBS
Scotiabank
Wells Fargo Securities

Prospectus Supplement dated March 5, 2012

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time. Some of the information in the accompanying prospectus does not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters specifying the final terms of the offering. To the extent the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not, and underwriters have not, authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and any written communication from us specifying the final terms of the offering, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement, unless the context indicates otherwise, the words “PHI,” “we,” “our,” “ours” and “us” refer to Pepco Holdings, Inc. and do not include our subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs, estimates and current expectations regarding us or our subsidiaries. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.

The forward-looking statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein and therein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our or our subsidiaries’ control and may cause actual results to differ materially from those contained in forward-looking statements:

•

changes in governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;

•	the outcome of pending and future rate cases, including the possible disallowance of costs and expenses;

•	the expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;

•	possible fines, penalties or other sanctions assessed by regulatory authorities against PHI’s regulated utilities;

•	weather conditions affecting usage and emergency restoration costs;

•	population growth rates and changes in demographic patterns;

•	changes in customer energy demand due to conservation measures and the use of more energy-efficient products;

•	general economic conditions, including the impact of an economic downturn or recession on energy usage;

•	changes in and compliance with environmental and safety laws and policies;

•	changes in tax rates or policies;

•	changes in rates of inflation;

•	changes in accounting standards or practices;

•	unanticipated changes in operating expenses and capital expenditures;

•

rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation, and other applicable electric reliability organizations;

•	legal and administrative proceedings (whether civil or criminal) and settlements that affect us or our subsidiaries’ business and profitability;

•	pace of entry into new markets;

•	interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and

•	effects of geopolitical events, including the threat of domestic terrorism or cyber attacks.

These forward-looking statements are also qualified by, and should be read together with, the risk factors included in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and our other filings with the Securities and Exchange Commission, or the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Investors should refer to these risk factors and other cautionary statements in evaluating the forward-looking statements contained in this prospectus supplement and the accompanying prospectus.

Any forward-looking statements speak only as of the date of this prospectus supplement and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can the impact of any such factor be assessed on our or our subsidiaries’ business (viewed independently or collectively) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

SUMMARY

The following summary contains basic information about this offering. It may not contain all the information that is important to you. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference.

Pepco Holdings, Inc.

We are a diversified energy company that, through our operating utility subsidiaries, is engaged primarily in the distribution, transmission and default supply of electricity and the delivery and supply of natural gas. Through Pepco Energy Services, Inc., our wholly owned subsidiary, and its subsidiaries, we also provide energy efficiency and renewable energy services primarily to government and institutional customers.

Power Delivery

Our primary business is our power delivery business, which we conduct through our three regulated utility subsidiaries: Potomac Electric Power Company, or Pepco, Delmarva Power & Light Company, or DPL, and Atlantic City Electric Company, or ACE. Each utility is regulated in the jurisdictions that comprise its service territory. Pepco’s service territory consists of Washington, D.C. and major portions of Prince George’s and Montgomery counties in suburban Maryland. DPL’s service territory for the transmission and distribution of electricity consists of Delaware and portions of Maryland. DPL also provides natural gas supply and distribution service in northern Delaware. ACE’s service territory consists of Gloucester, Camden, Burlington, Ocean, Atlantic, Cape May, Cumberland and Salem counties in southern New Jersey.

Each utility is responsible for the delivery of electricity and, in the case of DPL, natural gas, in its service territory, for which it is paid tariff rates established by the applicable local public service commission. Each utility also supplies electricity at regulated rates to retail customers in its service territory who do not elect to purchase electricity from a competitive energy supplier. Pepco, DPL and ACE are also responsible for the transmission of wholesale electricity, and, in the case of DPL, the transportation and wholesale sale of natural gas, into and across their service territories. The rates each utility is permitted to charge for the transmission of electricity and for DPL’s transportation and wholesale sale of natural gas, are regulated by the Federal Energy Regulatory Commission.

Pepco Energy Services

Pepco Energy Services, Inc. and its subsidiaries (i) provide energy efficiency services principally to federal, state and local government customers, (ii) design, construct, and operate combined heat and power and central energy plants, (iii) provide high voltage electric construction and maintenance services to customers throughout the United States and (iv) provide low voltage electric construction and maintenance services and streetlight construction and asset management services to customers in the Washington, D.C. area.

Other Business Operations

Our subsidiary, Potomac Capital Investment Corporation, maintains a portfolio of cross-border energy lease investments involving public utility assets (primarily consisting of hydroelectric generation and coal-fired electric generating facilities and natural gas distribution networks) located outside of the United States. As of December 31, 2011, these lease investments had a book value of $1.3 billion. For additional information on these cross-border energy lease investments, including the status of an Internal Revenue Service challenge of certain tax benefits with respect to these leases, please see Note (8), “Leasing Activities” and Note (17), “Commitments and Contingencies” to our consolidated financial statements for the year ended December 31, 2011.

Corporate Headquarters

Our corporate headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.

The Offering

Issuer	Pepco Holdings, Inc.

Common stock offered by this prospectus supplement (1)	15,584,415 shares (17,922,077 shares if the underwriters’ over-allotment option is exercised in full)

Common stock to be outstanding immediately after the offering (2)	227,822,565 shares (227,822,565 shares if the underwriters’ over-allotment option is exercised in full)

Common stock to be outstanding after settlement of forward sale agreement, assuming full physical settlement (2)(3)	243,406,980 shares (245,744,642 shares if the underwriters’ over-allotment option is exercised in full). Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise by the underwriters of their over-allotment option.

New York Stock Exchange symbol	POM

Quarterly Dividend	On January 26, 2012, our Board of Directors declared a quarterly common stock dividend of $0.27 per share. This dividend is payable on March 30, 2012 to shareholders of record as of March 12, 2012. Purchasers holding shares of common stock from this offering on the record date will be entitled to receive the quarterly common stock dividend payable March 30, 2012.

(1)	Unless otherwise specified in this prospectus supplement, we assume that the forward counterparty will borrow from third parties and sell to the underwriters all the shares of our common stock that are being offered pursuant to this prospectus supplement. However, if the forward counterparty determines, in its commercially reasonable judgment, that it is unable to borrow and deliver for sale, on the anticipated closing date of this offering, such number of shares of our common stock, or if the forward counterparty determines, in good faith and in a commercially reasonable manner, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then we will issue and sell, for cash, to the underwriters the number of shares not so borrowed and delivered by the forward counterparty, and the number of shares underlying the forward sale agreement will be reduced by the same number of shares. See “Underwriting — Forward Transactions” for a description of the forward sale agreement.
(2)	Based on the number of our issued and outstanding shares of common stock as of March 1, 2012, and assumes that the forward counterparty borrows from third parties and sells to the underwriters all the shares being offered pursuant to this prospectus supplement. The number of our issued and outstanding shares of common stock as of March 1, 2012 excludes in the aggregate approximately 5,018,416 shares of common stock reserved for issuance through our 401(k) plan, shareholder dividend reinvestment plan and non-management directors compensation plan, and does not include any shares of common stock issuable upon the exercise of outstanding options or the vesting of outstanding restricted stock unit awards under our long-term incentive plans.
(3)	This number assumes that the forward sale agreement is physically settled in whole by our issuance and delivery, to the forward counterparty, of 15,584,415 shares of our common stock (or 17,922,077 shares of our common stock, if the underwriters fully exercise their over-allotment option).

Use of proceeds	We will not initially receive any proceeds from the sale of the shares of our common stock by the forward counterparty to the underwriters as described in this prospectus supplement, unless:

•

an event occurs that requires us to issue and sell shares of our common stock to the underwriters in lieu of the forward counterparty borrowing and selling shares of our common stock to the underwriters; or

•

the underwriters exercise their over-allotment option and we elect to issue and sell to the underwriters the shares of our common stock in respect of such option rather than entering into an additional forward sale agreement with the forward counterparty (in which case the forward counterparty would, subject to certain exceptions, borrow and sell such shares of our common stock to the underwriters).

We have entered into a forward sale agreement with the forward counterparty. We may receive proceeds upon settlement of the forward sale agreement depending on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the price of our common stock during the period in which the forward counterparty (or an affiliate thereof) unwinds its hedge positions with respect to the forward sale agreement. Settlement will occur on one or more dates specified by us under the forward sale agreement within 12 months after the date of this prospectus supplement. Assuming that the forward sale agreement is physically settled in whole based on the assumed initial forward sale price of $18.57625 per share (the public offering price of our common stock in this offering, less the underwriting discount, as shown on the cover page of this prospectus supplement), we expect to receive, upon settlement, proceeds of approximately $289.5 million (or $332.9 million if the underwriters’ over-allotment option is exercised in full and we enter into an additional forward sale agreement with the forward counterparty in connection with all the shares in respect of such exercise (assuming no adjustment to the initial forward sale price pursuant to the terms of the forward sale agreement)). The forward sale price per share is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds we receive, if any, will be calculated as described in this prospectus supplement. Unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See “Underwriting — Forward Transactions” for a description of the forward sale agreement.

We intend to use any net proceeds that we receive upon physical settlement of the forward sale agreement to make capital contributions to our utility subsidiaries, to repay our short-term debt obligations, to fund our working capital needs and for other general corporate purposes.

In addition, if an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward counterparty borrowing and selling our common stock to the underwriters, or if the

Use of proceeds (continued)	underwriters exercise their over-allotment option, and we elect to issue and sell to the underwriters the additional shares of our common stock in respect of such option rather than entering into an additional forward sale agreement with the forward counterparty (in which case the forward counterparty would, subject to certain exceptions, borrow and sell such shares of our common stock to the underwriters), then we would intend to use the net proceeds we receive from such sale for the same purposes. See “Use of Proceeds.”

Accounting treatment	Prior to its settlement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share for a fiscal period is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement less the number of shares that could be purchased by us in the market (based on the average market price during that fiscal period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of that fiscal period).

Accordingly, before physical or net share settlement of the forward sale agreement, and subject to the occurrence of certain events, we anticipate that the forward sale agreement will have no dilutive effect on our earnings per share except during periods when the applicable average market price per share of our common stock is above the per share adjusted forward sale price, which is initially $18.57625 (the public offering price less the underwriting discount, as shown on the cover page of this prospectus supplement). The forward sale price per share is subject to adjustment based on the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the forward sale agreement. However, if we decide to physically or net share settle the forward sale agreement, any delivery by us of our shares upon settlement could result in dilution to our earnings per share and return on equity.

Risk factors	See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Underwriter conflicts of interest	All of the proceeds of this offering (excluding proceeds to us from the issuance and sale of shares of common stock by us directly to the underwriters in lieu of the forward counterparty borrowing and selling shares of our common stock to the underwriters) will be paid by the underwriters to the forward counterparty. As a result, Morgan Stanley & Co. LLC, as forward counterparty, will receive more than 5% of the net proceeds of this offering. This does not include underwriting compensation. In addition, as a result of our relationships with affiliates of certain of the underwriters, as described under “Underwriting —Other Relationships,” and our intended use of the net proceeds from the sale of any shares issued by us, as described under “Use of Proceeds,” certain of the firms acting as underwriters may receive more than 5% of the net proceeds of the sale of shares issued by us to the underwriters and/or the forward counterparty. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc.

RISK FACTORS

Investing in our common stock involves risks. Before deciding to invest in the common stock, you should consider carefully the risks identified and discussed under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Additionally, you should consider carefully the discussion of the risks and uncertainties that relate specifically to this offering of common stock which is set forth below, as well as any additional discussion of risks and uncertainties that may be included in any other prospectus supplement or free writing prospectus that we issue in connection with this offering of common stock or in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. The risk factors, risks and uncertainties we discuss in these documents are those that we currently believe may materially affect us, our operations and financial results, or our common stock. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may have a material adverse effect on our business, financial condition or results of operations, or could adversely affect the value of the common stock offered by this prospectus supplement.

The settlement provisions contained in the forward sale agreement subject us to risks if certain events occur. If any of these events occur, our business, financial condition or results of operations could be materially harmed, the trading price of our common stock could decline, and you could lose part or all of your investment.

The forward counterparty may accelerate settlement of the forward sale agreement and require us to physically settle the forward sale agreement on a date of its choosing if:

•	in its commercially reasonable judgment, it or its affiliate either:

•	is unable to hedge its exposure under the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by lenders; or

•	would incur a cost to borrow shares of our common stock to hedge its exposure under the forward sale agreement that exceeds a specified threshold;

•	we declare any distribution, issue or dividend to existing holders of our common stock with a record date occurring during the term of the forward sale agreement and payable in either:

•	cash in excess of a specified amount (other than extraordinary dividends);

•	securities of another company acquired or owned by us as a result of a spin-off or other similar transaction; or

•	any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the forward counterparty;

•	certain ownership thresholds applicable to the forward counterparty are exceeded;

•

certain “events of default” or “termination events” (as defined in documentation published by the International Swaps and Derivatives Association, Inc.) occur, including, among other things, any material misrepresentation by us under the forward sale agreement or certain bankruptcy or insolvency events relating to us; or

•

an event is announced that, if consummated, would result in an “extraordinary event” (as defined in the forward sale agreement), including, among other things, certain mergers and tender offers, a change in law and certain events involving our nationalization or the delisting of our common stock.

A decision by the forward counterparty to accelerate settlement of the forward sale agreement would be made regardless of our interests, including our need for capital. In the case of such an acceleration:

•

we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement regardless of our capital needs or at a time that is earlier than when we would otherwise have elected to settle the forward sale agreement; and

•	we would no longer be permitted to elect that cash or net share settlement apply, which could result in dilution to our earnings per share and return on equity.

Except in certain circumstances, including those described above, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Delivery of any shares upon physical settlement or net share settlement could result in dilution to our earnings per share and return on equity. If we elect cash or net share settlement, we would expect the forward counterparty or one of its affiliates to purchase shares of our common stock in open market transactions over a period of time in connection with such settlement and its related hedge position. If the price at which the forward counterparty or its affiliate makes these purchases of our common stock exceeds the applicable forward sale price, then we would have to deliver, to the forward counterparty, a cash amount equal to the difference (in the case of cash settlement) or a number of shares with an equivalent value (in the case of net share settlement). Accordingly, we may have to deliver a substantial amount of cash or a substantial number of shares, which could result in dilution to our earnings per share and return on equity. Furthermore, these purchases of our common stock by the forward counterparty or its affiliate could increase the trading price of our common stock above the trading prices that would otherwise prevail. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares, in the case of net share settlement, we would owe, if any, to the forward counterparty upon settlement of the forward sale agreement. See “Underwriting — Forward Transactions” for information on the forward sale agreement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth selected historical consolidated financial information for Pepco Holdings, Inc. and its consolidated subsidiaries derived from our financial statements. The selected historical consolidated financial information as of and for each of the years in the three-year period ended December 31, 2011 is derived from our audited consolidated financial statements as of and for the years in the three-year period ended December 31, 2011. You should read the selected historical consolidated financial information in conjunction with the historical consolidated financial statements and related notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

	As of and for the Year Ended December 31,
	2011		2010		2009
	(in millions)
Income Statement Data:
Operating revenue	$5,920		$7,039		$7,402
Operating expenses	5,283	(a)	6,415	(b)	6,754	(c)
Operating income	637		624		648
Net income from continuing operations	260		139	(d)	223
Net income	257		32		235

Balance Sheet Data:
Total Assets	$14,910		$14,480		$15,779

Capitalization and Short-Term Debt:
Short-term debt	$732		$534		$530
Long-term debt	3,794		3,629		4,470
Current portion of long-term debt and project funding	112		75		536
Transition bonds issued by ACE Funding	295		332		368
Capital lease obligations due within one year	8		8		7
Capital lease obligations	78		86		92
Long-term project funding	13		15		17
Non-controlling interest	—		6		6
Common shareholders’ equity	4,336		4,230		4,256

Total capitalization	$9,368		$8,915		$10,282

(a)	Includes $39 million pre-tax ($3 million after-tax) gain from the early termination of certain cross-border energy leases held in trust.
(b)	Includes $30 million ($18 million after-tax) related to a restructuring charge and an $11 million ($6 million after-tax) charge related to the effects of Pepco divestiture-related claims.
(c)	Includes $40 million ($24 million after-tax) gain related to the effects of Pepco divestiture-related claims.
(d)	Includes a loss on extinguishment of debt of $189 million ($113 million after-tax).

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of the shares of our common stock by the underwriters pursuant to this prospectus supplement, unless:

•

an event occurs that requires us to issue and sell shares of our common stock to the underwriters in lieu of the forward counterparty borrowing and selling shares of our common stock to the underwriters; or

•

the underwriters exercise their over-allotment option and we elect to issue and sell to the underwriters the shares of our common stock in respect of such option rather than entering into an additional forward sale agreement with the forward counterparty (in which case the forward counterparty would, subject to certain exceptions, borrow and sell such shares of our common stock to the underwriters).

Assuming that the forward sale agreement is physically settled in whole based on the assumed initial forward sale price of $18.57625 per share (the public offering price of our common stock in this offering, less the underwriting discount, as shown on the cover page of this prospectus supplement), we expect to receive, upon settlement, proceeds of approximately $289.5 million (or $332.9 million if the underwriters’ over-allotment option is exercised in full and we enter into an additional forward sale agreement with the forward counterparty in connection with all the shares in respect of such exercise (assuming no adjustment to the initial forward sale price pursuant to the terms of the forward sale agreement)). We expect to receive these proceeds on one or more dates specified by us under the forward sale agreement no later than 12 months after the date of this prospectus supplement. The forward sale price per share is subject to adjustment pursuant to the forward sale agreement, and the actual proceeds we receive, if any, will be calculated as described in this prospectus supplement. Unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. In addition, if we elect to cash settle or net share settle the forward sale agreement, then we will not receive the full proceeds and we will instead be entitled to receive from, or be obligated to deliver to, the forward counterparty cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement). See “Underwriting — Forward Transactions” for a description of the forward sale agreement.

We intend to use any net proceeds that we receive upon any physical settlement of the forward sale agreement to make capital contributions to our utility subsidiaries, to repay our short-term debt obligations, to fund our working capital needs and for other general corporate purposes, as determined at the time of settlement. As of March 2, 2012, we had, on a consolidated basis, $932 million of outstanding short-term indebtedness with a weighted average interest rate of 0.65%.

In addition, if an event occurs that requires us to sell our common stock to the underwriters in lieu of the forward counterparty selling our common stock to the underwriters, or if the underwriters exercise their over-allotment option, and we elect to issue and sell to the underwriters the additional shares of our common stock in respect of such option rather than entering into an additional forward sale agreement with the forward counterparty (in which case the forward counterparty would, subject to certain exceptions, borrow and sell such shares of our common stock to the underwriters), then we would intend to use the net proceeds we receive from such sale for the purposes described above.

CERTAIN ACCOUNTING MATTERS

Before any issuance of our common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share for a fiscal period is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement less the number of shares that could be purchased by us in the market (based on the average market price during that fiscal period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of that fiscal period). Accordingly, before physical or net share settlement of the forward sale agreement, and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price per share of our common stock is above the per share adjusted forward sale price. However, if we decide to physically or net share settle the forward sale agreement, any delivery of our shares upon settlement will result in dilution to our earnings per share and return on equity.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation or partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, or of any political subdivision of the United States (unless, in the case of a partnership, U.S. Treasury Regulations are adopted which provide otherwise);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

This discussion does not consider:

•	U.S. state or local or non-U.S. tax consequences;

•

in the case of a non-U.S. holder that is an entity treated as a partnership for U.S. federal income tax purposes, the fact that the U.S. tax consequences of holding and disposing of our common stock may be affected by certain determinations made at the partner level;

•	the tax consequences for the stockholders, partners or beneficiaries of a non-U.S. holder;

•	the tax consequences for stockholders holding 5% or more of our common stock;

•

special tax rules that may apply to particular non-U.S. holders, such as financial institutions, insurance companies, tax-exempt organizations, U.S. expatriates, broker-dealers, and traders in securities; or

•	special tax rules that may apply to a non-U.S. holder that holds our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment.

The following discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed U.S. Treasury Regulations and administrative and judicial interpretations, all as of the date of this prospectus supplement, and all of which are subject to change, retroactively or prospectively. The following summary assumes that a non-U.S. holder holds our common stock as a capital asset.

Each non-U.S. holder should consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our common stock.

Distributions on Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any amount paid in excess of such earnings and profits generally will be treated as a recovery of tax basis, to the extent thereof, and then gain from sale. Distributions treated as dividends and paid to non-U.S. holders of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business generally will be subject to U.S. withholding tax at a 30% rate, or if an income tax treaty applies, a lower rate specified by the treaty.

A non-U.S. holder that claims the benefit of an applicable income tax treaty generally will be required to provide an Internal Revenue Service Form W-8 BEN and meet certain other requirements. However,

•

in the case of common stock held by a foreign partnership, the certification requirement will generally be applied to the partners of the partnership and the partnership will be required to provide certain information;

•

in the case of common stock held by a foreign trust, the certification requirement will generally be applied to the trust or the beneficial owners of the trust depending on whether the trust is a “foreign complex trust,” “foreign simple trust” or “foreign grantor trust” as defined in the U.S. Treasury Regulations; and

•	look-through rules will apply for tiered partnerships, foreign simple trusts and foreign grantor trusts.

A non-U.S. holder that is a foreign partnership or a foreign trust is urged to consult its own tax advisor regarding its status under these U.S. Treasury Regulations and the certification requirements applicable to it.

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the U.S. Internal Revenue Service. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, are attributable to a permanent establishment in the United States, are taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. In that case, we will not withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (including providing Internal Revenue Service Form W-8 ECI). In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business in the United States.

Disposition of Common Stock

A non-U.S. holder of our common stock generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; in these cases, the gain will be taxed on a net income basis at the rates and in the manner applicable to United States persons, and if the non-U.S. holder is a foreign corporation, the branch profits tax described above may also apply; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements.

Non-U.S. holders should consult their own tax advisors with respect to the application of the foregoing rules.

Information Reporting and Backup Withholding Tax

Generally, we must report annually to any non-U.S. holder and the U.S. Internal Revenue Service the amount of any dividends paid to such holder, the holder’s name and address, and the amount, if any, of tax withheld. Copies of the information returns reporting those dividends and amounts withheld also may be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of any applicable income tax treaty or exchange of information agreement.

In addition to information reporting requirements, dividends paid to a non-U.S. holder may be subject to U.S. backup withholding tax. A non-U.S. holder generally will be exempt from this backup withholding tax, however, if such holder properly provides a Form W-8BEN certifying that such holder is a non-United States person or otherwise establishes an exemption and we do not know or have reason to know that the holder is a United States person.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If a non-U.S. holder sells shares of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to such holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the non-U.S. holder sells shares of our common stock through a non-U.S. office of a broker that:

•	is a United States person;

•	derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the United States;

•	is a “controlled foreign corporation” for U.S. federal tax purposes; or

•

is a foreign partnership, if at any time during its tax year one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or the foreign partnership is engaged in a U.S. trade or business, unless the broker has documentary evidence in its files that the holder is not a United States person and certain other conditions are met, or the holder otherwise establishes an exemption.

If a non-U.S. holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless such holder properly provides a Form W-8BEN certifying that such holder is not a United States person or otherwise establishes an exemption, and we do not know or have reason to know that such holder is a United States person.

A non-U.S. holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed such holder’s U.S. federal income tax liability by timely filing a properly completed claim for refund with the U.S. Internal Revenue Service.

Recently Enacted Legislation

Under recently enacted legislation, withholding may be required in certain instances with respect to dividends in respect of our common stock and gross proceeds from the sale of our common stock for non-U.S. holders that hold our common stock through a “foreign financial institution” (as defined in such legislation) or a non-financial foreign entity. Subject to certain exceptions, a 30% withholding tax will be imposed on such payments after the relevant effective date if paid to a foreign financial institution or non-financial foreign entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. To avoid such withholding, a foreign financial institution generally must enter into an agreement with the United States Treasury Department requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of any taxes withheld under this legislation.

Although these rules currently apply to applicable payments made after December 31, 2012, the Internal Revenue Service stated in published guidance that final U.S. Treasury Regulations would be issued pursuant to which such withholding would apply only to dividends paid in respect of our common stock on or after January 1, 2014, and to gross proceeds from the sale or other disposition of our common stock paid on or after January 1, 2015. Proposed U.S. Treasury Regulations have been issued reflecting such effective dates, but the regulations will not be effective until they are issued in their final form. As of the date of this prospectus supplement, it is not possible to determine if, and in what form, the proposed regulations will be finalized. Prospective non-U.S. holders should consult their tax advisors regarding the implications of this legislation on their investment in our common stock.

UNDERWRITING

In this offering, subject to the terms and conditions set forth in the underwriting agreement, Morgan Stanley & Co. LLC, acting as a forward counterparty (in that capacity hereinafter called the forward counterparty) will borrow from third parties and sell to the underwriters 15,584,415 shares of our common stock. Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us, the forward counterparty and the underwriters, the forward counterparty has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the forward counterparty, the respective number of shares listed opposite their names below.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	3,506,493
J.P. Morgan Securities LLC	3,506,493
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,337,662
Citigroup Global Markets Inc.	2,337,662
Barclays Capital Inc.	779,221
Credit Suisse Securities (USA) LLC	779,221
RBS Securities Inc.	779,221
Scotia Capital (USA) Inc.	779,221
Wells Fargo Securities, LLC	779,221

Total	15,584,415

Except as described below under “Over-Allotment Option,” the underwriters have agreed to purchase all of the shares of our common stock sold pursuant to the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and the forward counterparty, and their controlling persons, against certain liabilities, including but not limited to liabilities under the Securities Act, or to contribute to payments the underwriters and the forward counterparty, or their controlling persons, may be required to make in respect of those liabilities.

The underwriters are offering the shares of our common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Forward Transactions

As noted above, the forward counterparty will borrow from third parties and sell to the underwriters in this offering 15,584,415 shares of our common stock. If the forward counterparty determines, in its commercially reasonable judgment, that it is unable to borrow and deliver for sale, on the anticipated closing date, the number of shares of our common stock set forth above, or if the forward counterparty determines, in good faith and in a commercially reasonable manner, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then the number of shares of our common stock to which the forward sale agreement relates will be reduced to the number that the forward counterparty can so borrow and deliver or can so borrow and deliver at or below that specified cost (which could be no shares, in which case the forward sale agreement will not become effective). If the number of shares to which the forward sale agreement relates is so reduced, we will issue and deliver, for cash to the underwriters, the number of shares not so borrowed and delivered by the forward counterparty. We or the representatives of the underwriters may postpone the closing date for one business day to effect any necessary changes to the documents or arrangements.

We have entered into a forward sale agreement with Morgan Stanley & Co. LLC, as forward counterparty, relating to the issuance and sale by us, and the purchase by the forward counterparty, of an aggregate of 15,584,415 shares of our common stock. Upon physical settlement of the forward sale agreement, we will receive from the forward counterparty a per share amount of cash equal to the public offering price per share of our common stock in this offering, less the underwriting discount shown on the cover page of this prospectus supplement, subject to certain adjustments pursuant to the forward sale agreement. We will receive these proceeds only if we elect to physically settle the forward sale agreement. If we issue and deliver any shares directly to the underwriters for sale in this offering, then, upon such issuance and delivery, we will receive from the underwriters a per share amount of cash equal to the public offering price per share of our common stock in this offering, less the underwriting discount shown on the cover page of this prospectus supplement.

The forward sale agreement generally provides for settlement on one or more settlement dates specified by us under the forward sale agreement within 12 months after the date of this prospectus supplement. On any settlement date, if we decide to physically settle the forward sale agreement, then we will issue and deliver shares of our common stock to the forward counterparty at the then-applicable forward sale price. The forward sale price will initially be $18.57625 per share, which is the public offering price per share of our common stock less the underwriting discount per share, as shown on the cover page of this prospectus supplement. The forward sale agreement provides that the forward sale price will be adjusted on a daily basis based on a floating interest rate factor equal to the federal funds rate less a spread and will be decreased by certain amounts on specified dates set forth in the forward sale agreement. The interest rate factor adjustment will reduce the forward sale price on each day on which the federal funds rate for that day is less than the spread. As of the date of this prospectus supplement, the federal funds rate was less than the spread. The forward sale price will also be subject to decrease if the cost to the forward counterparty of borrowing shares of our common stock from third parties exceeds a specified amount.

Except under the circumstances described below, we have the right to elect physical, cash or net share settlement under the forward sale agreement. Although we expect to settle the forward sale agreement entirely by physical settlement, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement, except as described below. For example, we may cash settle or net share settle if we have no current use for all or a portion of the proceeds we would receive upon physical settlement. If we elect cash or net share settlement, we would expect the forward counterparty or one of its affiliates to purchase shares of our common stock in open market transactions over a period of time for delivery to stock lenders in order to close its short position (after taking into account, in the case of net share settlement, the shares, if any, that we would be required to deliver to the forward counterparty) and, if applicable in connection with net share settlement, to deliver shares to us. In connection with cash or net share settlement, if the price at which the forward counterparty or its affiliate purchases shares of our common stock in the open market exceeds the applicable forward sale price, then we would have to:

•	in the case of cash settlement, pay to the forward counterparty a cash amount equal to the difference; or

•	in the case of net share settlement, deliver to the forward counterparty a number of shares of our common stock having a market value equal to the difference.

Conversely, in connection with cash or net share settlement, if the price at which the forward counterparty or its affiliate purchases shares of our common stock in the open market is less than the applicable forward sale price, then the forward counterparty would have to:

•	in the case of cash settlement, pay to us a cash amount equal to the difference; or

•	in the case of net share settlement, deliver to us a number of shares of our common stock having a market value equal to the difference.

Purchases of our common stock in open market transactions by the forward counterparty or its affiliate in connection with cash or net share settlement could increase the trading price of our common stock. This, in turn, could increase the amount of cash, in the case of cash settlement, or the number of shares, in the case of net share settlement, we would owe, if any, to the forward counterparty upon settlement of the forward sale agreement.

The forward counterparty may accelerate settlement of the forward sale agreement and require us to physically settle the forward sale agreement on a date of its choosing if:

•	in its commercially reasonable judgment, it or its affiliate either:

•	is unable to hedge its exposure under the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by lenders; or

•	would incur a cost to borrow shares of our common stock to hedge its exposure under the forward sale agreement that exceeds a specified threshold;

•	we declare any distribution, issue or dividend to existing holders of our common stock with a record date occurring during the term of the forward sale agreement and payable in either:

•	cash in excess of a specified amount (other than extraordinary dividends);

•	securities of another company acquired or owned by us as a result of a spin-off or other similar transaction; or

•	any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as determined by the forward counterparty;

•	certain ownership thresholds applicable to the forward counterparty are exceeded;

•

certain “events of default” or “termination events” (as defined in documentation published by the International Swaps and Derivatives Association, Inc.) occur, including, among other things, any material misrepresentation by us under the forward sale agreement or certain bankruptcy or insolvency events relating to us; or

•

an event is announced that, if consummated, would result in an “extraordinary event” (as defined in the forward sale agreement), including, among other things, certain mergers and tender offers, a change in law and certain events involving our nationalization or the delisting of our common stock.

A decision by the forward counterparty to accelerate settlement of the forward sale agreement would be made regardless of our interests, including our need for capital, and could result in dilution to our earnings per share and return on equity.

The above description of the forward sale agreement is only a summary. We will file a copy of the forward sale agreement with the SEC as an exhibit to a current report on Form 8-K that will be incorporated by reference into the registration statement of which this prospectus supplement forms a part. We refer you to that copy of the forward sale agreement for a more complete description of its terms.

Over-Allotment Option

We have granted the underwriters an option to purchase from us directly up to an aggregate of 2,337,662 shares of our common stock at the public offering price, less the underwriting discount shown on the cover of this prospectus supplement, to cover over-allotments (representing 15% of the aggregate shares of our common stock offered hereby). The underwriters may exercise this option, in whole or in part, from time to time, until 30 days from the date of this prospectus supplement. Whenever the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number of shares initially purchased by that underwriter as reflected in the above table. We may elect, in our sole discretion whenever the underwriters exercise this option, that the forward counterparty borrow from third parties and sell to the underwriters the number of shares of our common stock in respect of which such option is exercised. In that event, we will enter into an additional forward sale agreement with the forward counterparty in respect of the number of shares so borrowed and sold by the forward counterparty. If the forward counterparty determines, in its commercially reasonable judgment, that it is unable to borrow and deliver for sale, on the anticipated closing date of the over-allotment option, the number of shares of our common stock in respect of which the over-allotment option is exercised, or if the forward counterparty determines, in good faith and in a commercially reasonable manner, either that it is impracticable to do so or that it would incur a stock loan cost of more than a specified amount to do so, then we will issue and sell to the underwriters the number of shares not so borrowed and delivered by the forward counterparty, and the number of shares underlying the additional forward sale agreement will be reduced by the same number of shares. In such circumstances, we or the representatives of the underwriters will have the right to postpone the closing date for the exercise of such option by one business day to effect any necessary changes to the documents or arrangements.

Commissions and Discounts

The underwriters have advised us and the forward counterparty that they propose initially to offer the shares of our common stock to the public at the public offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of $0.40425 per share. After the initial public offering, the public offering prices, concessions and discounts may be changed.

The following table shows the initial public offering price, underwriting discount and proceeds before expenses to us. The information assumes (1) either no exercise or full exercise by the underwriters of the over-allotment option and (2) that the forward sale agreement is physically settled in whole based upon the initial forward sale price. We expect to receive proceeds of approximately $289.5 million (assuming no exercise of the over-allotment option), net of the underwriting discount, as shown on the cover page of this prospectus supplement, and estimated offering expenses, subject to certain adjustments as described above, only upon physical settlement in whole of the forward sale agreement. Settlement is expected to occur on the date(s) specified by us under the terms of the forward sale agreement no later than 12 months after the date of this prospectus supplement. If we elect to cash or net share settle all or any portion of the forward sale agreement, then we will not receive the full proceeds shown below and we will instead be entitled to receive from, or be obligated to deliver to, the forward counterparty cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement). In addition, unless the federal funds rate increases substantially before the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. The forward sale price per share is subject to adjustment based on the federal funds rate less a spread, and will be decreased by certain amounts on specified dates set forth in the forward sale agreement.

	Per Share	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Public offering price	$19.25000	$299,999,989	$344,999,982
Underwriting discount	$0.67375	$10,500,000	$12,074,999
Proceeds, before expenses, to us (1)	$18.57625	$289,499,989	$332,924,983

(1)	Assumes no adjustment to the initial forward sale price pursuant to the terms of the forward sale agreement.

The expenses of the offering, not including the underwriting discounts, are estimated to be approximately $500,000. The underwriters have agreed to reimburse us for certain of the expenses we expect to incur in connection with the transaction.

Electronic Prospectus Delivery

A prospectus supplement and accompanying prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares of our common stock to underwriters for sale to their online brokerage account holders. The representatives will allocate shares of our common stock to underwriters that may make Internet distributions on the same basis as other allocations. Other than the prospectus supplement and prospectus in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or selling group member is not part of this prospectus supplement or prospectus.

Price Stabilization, Short Positions, and Penalty Bids

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases. For these purposes,

•	short sales involve secondary market sales by the underwriters of a greater number of shares than they are required to purchase in the offering.

•	“Covered” short sales are sales of shares in an amount up to the number of shares represented by the underwriters’ over-allotment option.

•	“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the underwriters’ over-allotment option.

•	covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriters must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriters must purchase shares in the open market after the distribution has been completed or exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•	stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase shares originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the shares. They may also cause the price of the shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on The New York Stock Exchange, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Restrictions on Sales of Similar Securities

Subject to certain exceptions, we and certain of our directors and officers have agreed, pursuant to a written agreement with the representatives, that, without first obtaining the written consent of the representatives, we will not during the 90-day period after the date of this prospectus supplement:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock

•	grant any option, right or warrant to purchase any common stock;

•	otherwise transfer or dispose of any shares of common stock or file any registration statement with respect to the foregoing;

•

enter into any swap or other agreement that transfers, in whole or in part, the economic equivalent of ownership of common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, sale, pledge, disposition or filing.

The lock-up agreement applies to common stock and to securities convertible into, or exchangeable or exercisable for common stock. Our lock-up agreement does not apply to:

•	any shares of our common stock issued to the underwriters in connection with this offering or to the forward counterparty under the forward sale agreement;

•	any shares of our common stock issued upon the vesting, exercise, conversion or exchange of a security that is outstanding on the date of this prospectus supplement;

•

any shares of our common stock issued pursuant to, or other equity awards granted under, any employee benefit, equity incentive, non-employee director stock compensation, or other compensatory plan of ours or our subsidiaries that exists on the date of this prospectus supplement;

•

any transactions in our common stock or common stock equivalents effected under any of our retirement, savings, deferred compensation or excess benefit plans existing on the date of this prospectus supplement;

•	any shares of our common stock issued pursuant to any stockholder dividend reinvestment or stock purchase plan;

•	any shares of our common stock issued in connection with any business combination entered into by us or any of our subsidiaries;

•	our entry into the forward sale agreement; or

•	the filing of any registration statement under the Securities Act with respect to any shares of our common stock described above.

The underwriters in their sole discretion may release any of the securities subject to the lock-up agreement at any time without notice.

Other Relationships

The underwriters and their affiliates have provided, and in the future may continue to provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates in the ordinary course of business, for which services they have received, and will continue to receive, customary compensation. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, affiliates of certain of the underwriters are paying agents under our commercial paper programs and lenders under our primary credit facility, and from time to time perform treasury services for us. See “— Conflicts of Interest.”

Conflicts of Interest

All of the proceeds of this offering (excluding proceeds to us from our issuance and sale of shares of common stock directly to the underwriters in lieu of the forward counterparty borrowing and selling shares of our common stock to the underwriters) will be paid to the forward counterparty. As a result, the forward counterparty will receive more than 5% of the net proceeds of this offering, not including underwriting compensation.

In addition, as a result of the relationships described above in “Other Relationships” and our intended use of the net proceeds of the sale of any shares issued by us, as described under “Use of Proceeds,” certain of the firms acting as underwriters may receive more than 5% of the net proceeds of the sale of any shares issued by us to the underwriters and/or the forward counterparty.

This offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc.

Notice to Investors

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares of our common stock to investment professionals within the meaning of Article 19(5) of the Financial

Services and Markets Act 2000 (Financial Promotion) Order 2005 or otherwise in circumstances in which Section 21(1) of the Financial Services and Markets Act of 2000 (the “FSMA”) does not apply to us; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Various legal matters relating to the offering will be passed upon for us by Kirk J. Emge, our General Counsel, and Covington & Burling LLP, Washington, D.C. As of March 1, 2012, Mr. Emge beneficially owned 64,895 shares of our common stock and 13,637 time-based restricted stock units. Dewey & LeBoeuf LLP is counsel for the underwriters in connection with this offering. Certain legal matters with respect to the forward sale agreement will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to Pepco Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet free of charge on our website (http://www.pepcoholdings.com) as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC, and at the SEC’s web site at http://www.sec.gov. Information on our website is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our common stock is listed on The New York Stock Exchange under the ticker symbol “POM.” You can obtain information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus supplement is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the common stock we are offering. Statements contained in this prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the common stock described in this prospectus supplement is terminated:

•	our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 24, 2012 (File No. 1-31403);

•

the amendment to our Annual Report on Form 10-K for the year ended December 31, 2011 (solely to add certain information that had been omitted from Part III of such report when it was first filed), filed with the SEC on March 5, 2012 (File No. 1-31403); and

•	our Current Report on Form 8-K filed with the SEC on February 24, 2012 (but only with respect to the information in such report that was filed with the SEC under Item 5.02(b)) (File No. 1-31403).

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, Attention: Corporate Secretary. The telephone number is (202) 872-2000.

PROSPECTUS

Debt Securities

Common Stock

This prospectus relates to debt securities and common stock that we may offer from time to time. The securities may be offered in one or more series and in an amount or number, at prices and on other terms and conditions to be determined at the time of sale and described in a prospectus supplement accompanying this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities on a continuous or delayed basis to or through one or more underwriters, dealers or agents, or directly to purchasers.

Our common stock is listed on the New York Stock Exchange under the symbol “POM.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 20, 2010.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of that document and that any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing an automatic shelf registration process. We may use this prospectus to offer and sell from time to time any one or a combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in an accompanying prospectus supplement the type, amount or number and other terms and conditions of the securities being offered, the price at which the securities are being offered, and the plan of distribution for the securities. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the accompanying prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus, including information about us. Therefore, for a complete understanding of the offered securities, you should read both this prospectus and the prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, you can also read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or subsequent filings that we may make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In this prospectus, unless the context indicates otherwise, the words “PHI,” “Pepco Holdings,” “the company,” “we,” “our,” “ours” and “us” refer to Pepco Holdings, Inc. and its consolidated subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus, the accompanying prospectus supplement and information incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. Any forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained in this prospectus or the accompanying prospectus supplement or incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

•

Prevailing governmental policies and regulatory actions affecting the energy industry, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities, and the recovery of purchased power expenses;

•	Changes in and compliance with environmental and safety laws and policies;

•	Weather conditions;

ii

•	Population growth rates and demographic patterns;

•	General economic conditions, including potential negative impacts resulting from an economic downturn;

•	Changes in tax rates or policies or in rates of inflation;

•	Changes in accounting standards or practices;

•	Changes in project costs;

•	Unanticipated changes in operating expenses and capital expenditures;

•	The ability to obtain funding in the capital markets on favorable terms;

•

Rules and regulations imposed by federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation and other applicable electric reliability organizations;

•	Legal and administrative proceedings (whether civil or criminal) and settlements that influence our business and profitability;

•	Pace of entry into new markets;

•	Volatility in customer demand for electricity and natural gas;

•	Interest rate fluctuations and credit and capital market conditions; and

•	Effects of geopolitical events, including the threat of domestic terrorism.

Any forward-looking statements speak only as of the date of this prospectus or the prospectus supplement, as applicable, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

The foregoing review of factors should not be construed as exhaustive.

iii

PEPCO HOLDINGS, INC.

We are a holding company that, through our operating subsidiaries, is engaged primarily in the distribution, transmission and default supply of electricity and the delivery and supply of natural gas.

Power Delivery

Our primary business is our power delivery business, which we conduct through our three regulated utility subsidiaries: Potomac Electric Power Company, or Pepco, Delmarva Power & Light Company, or DPL, and Atlantic City Electric Company, or ACE, each of which is a regulated public utility in the jurisdictions that comprise its service territory. Each company is responsible for the delivery of electricity and, in the case of DPL, also natural gas in its service territory, for which it is paid tariff rates established by the applicable local public service commission. Each company also provides default electricity supply, which is the supply of electricity at regulated rates to retail customers in its service territory who do not elect to purchase electricity from a competitive energy supplier. Pepco, DPL and ACE are also responsible for the transmission of wholesale electricity into and across their service territories. The rates each company is permitted to charge for the wholesale transmission of electricity are regulated by the Federal Energy Regulatory Commission.

Other Business Operations

Through our subsidiary, Pepco Energy Services, Inc. and its subsidiaries, we provide energy savings performance contracting services, principally to federal, state and local government customers. Our subsidiary, Potomac Capital Investment Corporation, holds a portfolio of cross-border energy lease investments involving public utility assets (primarily consisting of hydroelectric generation and coal-fired electric generating facilities and natural gas distribution networks) located outside of the United States.

Our headquarters are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and our telephone number is (202) 872-2000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus as described in the accompanying prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is our ratio of earnings to fixed charges for the six months ended June 30, 2010, and for each year in the five-year period ended December 31, 2009.

	Six Months Ended June 30, 2010	Twelve Months Ended December 31,
		2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	1.86	1.88	1.82	2.16	2.02	2.63

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of net income from continuing operations, plus taxes based on income, plus fixed charges, less subsidiary capitalized interest. Fixed charges consist of interest expense, capitalized interest, interest factor in rentals and pre-tax preferred stock dividend requirements of subsidiaries.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer under this prospectus. The particular terms of any debt securities and the extent, if any, to which these general provisions will not apply to such debt securities will be described in the prospectus supplement relating to the debt securities. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus.

The debt securities will be issued in one or more series under the Indenture, dated as of September 6, 2002 as amended, between us and The Bank of New York Mellon, as trustee. The statements below are summaries of the material terms of the Indenture. In addition to this summary, you are urged to review the Indenture, which is incorporated by reference as an exhibit to the registration statement under which the debt securities are registered.

General

We may issue an unlimited amount of debt securities under the Indenture. Debt securities issued under the Indenture will rank equally with all of our other unsecured and unsubordinated debt and liabilities, including trade payables, guarantees, lease obligations and letter of credit obligations.

The prospectus supplement will describe the terms of the debt securities being offered, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	the rate or rates at which the debt securities will bear interest, if any;

•	the currency or currency unit of payment if other than United States dollars;

•

the date from which interest, if any, on the debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	our right, if any, to extend interest payment periods and the duration of any extension;

•	any redemption, repayment or sinking fund provisions;

•	the place or places where the principal, premium, if any, and interest on the debt securities will be payable;

•	the denominations in which the debt securities will be issuable;

•	the index, if any, with reference to which the amount of principal, premium, if any, or interest on the debt securities will be determined;

•

any addition to or change in the events of default set forth in the Indenture applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any addition to or change in the covenants set forth in the Indenture; and

•	any other terms of the debt securities not inconsistent with the provisions of the Indenture.

The Indenture does not contain any covenants or other provisions that specifically are intended to afford holders of the debt securities special protection in the event of a highly leveraged transaction.

Conversion or Exchange

If any debt securities being offered are convertible into or exchangeable for common stock or other securities, the prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange.

Structural Subordination

We are a holding company that conducts all of our operations through subsidiaries. Because the claims of our subsidiaries’ creditors, including debtholders, and preferred stock holders, if any, are superior to our claims, as the direct or indirect holder of the common stock of our subsidiaries, with respect to the assets of our subsidiaries, the debt securities will be subordinated to all existing and future liabilities, including indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations, of our subsidiaries and to the obligations of our subsidiaries to the holders of any outstanding preferred stock. Each of our regulated utility subsidiaries has outstanding indebtedness, and ACE has outstanding shares of preferred stock. The provisions of the Indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

Payment and Paying Agents

Unless the prospectus supplement indicates otherwise, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest payment. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of such debt security as of the close of business on a special record date no less than 10 nor more than 15 days before the date established by us for proposed payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it practicable. (Indenture, Section 307)

Unless the prospectus supplement indicates otherwise, principal of, premium, if any, and any interest on the debt securities will be payable at the office of the paying agent designated by us. Unless otherwise indicated in the prospectus supplement, the corporate trust office of the trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Indenture, Section 602)

All moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or any interest on any debt security which remain unclaimed for two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment. (Indenture, Section 603)

Registration and Transfer

The debt securities will be issued only in fully registered certificated or book-entry form without coupons and, except as may otherwise be provided in the prospectus supplement or a pricing supplement, in denominations of $1,000 or any multiple thereof.

If debt securities at any time are issued in certificated form, the transfer of the debt securities may be registered, and debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and aggregate principal amount, at the offices of the trustee. We may change the place for registration of transfer and exchange of the debt securities and designate additional places for registration of transfer and exchange. (Indenture, Section 602)

No service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange. We will not be required to register the transfer of, or to exchange, the debt securities of any series during the 15 days prior to the date on which notice of redemption of any debt securities of that series is mailed or any debt security that is selected for redemption. (Indenture, Section 305)

Defeasance and Discharge

The Indenture provides that we may defease and be discharged from all obligations with respect to the debt securities and the Indenture, which we refer to as legal defeasance, or be released from our obligations under certain covenants under the Indenture with respect to the debt securities (as described below) such that our failure to comply with the defeased covenants will not constitute an Event of Default, which we refer to as covenant defeasance. Following a legal defeasance of a series of debt securities, payment of those debt securities may not be accelerated because of an Event of Default. Following a covenant defeasance of a series of debt securities, payment of those debt securities may not be accelerated because of an Event of Default caused by our failure to comply with the defeased covenants or an Event of Default relating to our bankruptcy, insolvency or reorganization.

If we satisfy the conditions necessary to effect a covenant defeasance with respect to a series of debt securities, we will be released from our obligations under:

(i)	the covenants in the Indenture relating to limitations on liens or consolidations, mergers or sales of assets (see “Limitations on Liens” and “Consolidation, Merger and Sale of Assets” below); and

(ii)	any covenants applicable specifically to the series that were established by the instruments creating the series.

We may effect a legal defeasance or a covenant defeasance if:

(i)	we irrevocably deposit in trust with the trustee money or Eligible Obligations (which are defined in the Indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination of money and Eligible Obligations, which will be sufficient to pay when due the principal, premium, if any, and interest on, the debt securities;

(ii)	no default or Event of Default with respect to the applicable series of debt securities has occurred and is continuing;

(iii)	the legal defeasance or covenant defeasance will not:

(a)	cause the trustee to have a conflicting interest for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

(b)	result in the trust arising from the deposit with the trustee of funds to pay all amounts due under the debt securities constituting, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(c)	result in a breach or violation of, or constitute a default under, the Indenture or any other agreement to which we are a party or by which we are bound; and

(d)	cause any debt securities then listed on any national securities exchange to be delisted;

(iv)	we deliver to the trustee a customary opinion of counsel (in addition to the tax opinion described below);

(v)	we deliver to the trustee an opinion of counsel to the effect that the holders of the affected debt securities will:

(a)	not recognize income, gain or loss for United States federal income tax purposes as a result of the legal defeasance or the covenant defeasance; and

(b)	be subject to United States federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred.

In the case of legal defeasance, the opinion also must state that either (1) we have received from, or there has been published by, the Internal Revenue Service a ruling or (2) there has been a change in applicable federal income tax law;

(vi)	we comply with any additional terms, conditions or limitations imposed in any supplemental indenture relating to the debt securities defeased;

(vii)	we pay the applicable fees and expenses of the trustee; and

(viii)	we deliver to the trustee a customary officer’s certificate stating that we have complied with all conditions precedent to the legal defeasance or the covenant defeasance.

(Indenture, Article Seven)

Limitation on Liens

Unless otherwise defined in this prospectus, the capitalized terms used in the text of this section have the meanings given to such terms at the end of this section.

The Indenture provides that we will not, and will not permit any Significant Subsidiary to, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Significant Subsidiary, now or hereafter owned by us or by any Significant Subsidiary, to secure any Indebtedness without also securing the outstanding debt securities issued under the Indenture equally and ratably with such Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to or prevent the creation or any extension, renewal or refunding of:

(i)	any mortgage, pledge, security interest, lien or encumbrance (collectively, “lien”) upon any capital stock created at the time it is acquired by us or any Significant Subsidiary or within 360 days after that time to secure all or any portion of the purchase price for the capital stock;

(ii)	any lien upon any capital stock existing at the time it (or any corporation or other legal entity that directly, or indirectly, owns such capital stock) is acquired by us or any Significant Subsidiary, whether or not the secured obligations are assumed by us or such Significant Subsidiary;

(iii)	any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that:

(a)	the execution or enforcement of the lien is effectively stayed within 60 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within that 60-day period) and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

(b)	the payment of the lien is covered in full by insurance (except for the applicable deductibles) and the insurance company has not denied or contested coverage thereof; or

(c)	so long as the lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired; or

(iv)	any lien related to the financing of any property of any Significant Subsidiary, the obligee in respect of which has no recourse to us and recourse only to the assets of such Significant Subsidiary financed in whole or in part with the proceeds of the Indebtedness secured by such lien and the capital stock of such Significant Subsidiary; provided that the only property of such Significant Subsidiary is the property financed in whole or in part with the proceeds of the Indebtedness secured by such lien; provided further that the obligee referenced herein shall be deemed not to have recourse to us to the extent that we have entered into obligations to provide equity contributions (or credit support for such equity contributions or subordinated loans in lieu of equity contributions) or performance guarantees with respect to engineering, procurement or construction contracts or other project documents (excluding loan documents or other debt instruments) related to the assets being financed, or similar obligations, which obligations are, in nature and amount, then customary for project sponsors in connection with financings of the type contemplated in this clause (iv).

We refer to the liens permitted by clauses (i) through (iv) above as “Permitted Liens.”

For purposes of the restriction described in the preceding paragraph, “Indebtedness” means:

(i)	all indebtedness created or assumed by us or any Subsidiary for the repayment of money borrowed;

(ii)	all indebtedness for money borrowed secured by a lien upon property owned by us or any Subsidiary and upon which indebtedness for money borrowed we, or any Subsidiary, customarily pay interest, although we, or such Subsidiary, have not assumed or become liable for the payment of the indebtedness for money borrowed; and

(iii)	all indebtedness of others for money borrowed which is guaranteed as to payment of principal by us or any Subsidiary or in effect guaranteed by us or such Subsidiary through a contingent agreement to purchase the indebtedness for money borrowed, but excluding from this definition any other contingent obligation of us or any Subsidiary in respect of indebtedness for money borrowed or other obligations incurred by others.

“Assets” of any person mean the whole or any part of its business, property, assets, cash and receivables.

“Significant Subsidiary” means any Subsidiary the Assets of which constitute five percent or more of the total Assets of us and our Consolidated Subsidiaries as of the time that any mortgage, pledge, security interest, lien or encumbrance upon the capital stock of such Subsidiary is effected.

“Subsidiary” means a corporation in which more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

Notwithstanding the foregoing, except as otherwise specified in the officers certificate, board resolution or supplemental indenture setting out the terms of a particular series of debt securities, we may, without securing the debt securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any lien, in addition to Permitted Liens, upon, capital stock of any Significant Subsidiary now or hereafter owned by us to secure any Indebtedness in an aggregate amount which, together with all other such Indebtedness so secured, does not exceed 15% of Consolidated Capitalization. For this purpose, “Consolidated Capitalization” means the sum of:

(i)	Consolidated Shareholders’ Equity;

(ii)	Consolidated Indebtedness for money borrowed, which is total indebtedness as shown on the consolidated balance sheet of us and our Consolidated Subsidiaries, inclusive of any that is due and payable within one year of the date the sum is determined;

(iii)	any preference or preferred stock of us or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions; and, without duplication; and

(iv)	any company obligated mandatorily redeemable preferred securities of subsidiary trusts.

The term “Consolidated Shareholders’ Equity” means the total Assets of us and our Consolidated Subsidiaries less all liabilities of us and our Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation:

(i)	indebtedness secured by property of us or any Consolidated Subsidiary, whether or not we or such Consolidated Subsidiary is liable for the payment of the indebtedness, unless, in the case that we or such Consolidated Subsidiary is not so liable, the property has not been included among the Assets of us or such Consolidated Subsidiary on the balance sheet;

(ii)	deferred liabilities;

(iii)	indebtedness of us or any Consolidated Subsidiary that is expressly subordinated in right and priority of payment to other liabilities of us or such Consolidated Subsidiary; and

(iv)	any company obligated mandatorily redeemable preferred securities of subsidiary trusts.

As used in this definition, “liabilities” includes preference or preferred stock of us or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

“Consolidated Subsidiary” means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of us in our consolidated financial statements as of that date.

The Indenture does not limit the ability of any of our Subsidiaries to grant liens upon any of their properties (other than the capital stock of their Significant Subsidiaries) or to transfer assets to Subsidiaries the capital stock of which may be subjected to liens. Furthermore, Permitted Liens, under some circumstances, could be placed on the capital stock of Significant Subsidiaries holding a significant portion of our assets. (Indenture, Section 608)

Consolidation, Merger and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as or substantially as an entirety to any entity, unless:

(i)	the surviving or successor entity is organized and validly existing under the laws of the United States, a state of the United States or the District of Columbia and it expressly assumes our obligations on all debt securities under the Indenture;

(ii)	immediately after giving effect to the transaction, no Event of Default under the Indenture or no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing; and

(iii)	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel as provided in the Indenture.

(Indenture, Section 1101)

Upon any consolidation with or merger into another person, or any conveyance or other transfer or lease of our properties and assets as or substantially as an entirety to any other person as described above, the successor person or the person to which such conveyance, transfer or lease is made would succeed to, and be substituted for, us under the Indenture, and may exercise every right and power of ours under the Indenture, and except in the case of a lease we would be relieved of all obligations and covenants under the Indenture and on the debt securities then outstanding. (Indenture, Section 1102)

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. As a result of this uncertainty:

(i)	there could be a disagreement between us and the holders of debt securities over whether, as a condition to a conveyance, transfer or lease of our properties and assets, the successor entity is required to assume our obligations under the Indenture and, consequently, whether a failure to assume such obligations would result in an Event of Default under the Indenture;

(ii)	in the event that the holders of debt securities attempt to declare an Event of Default and exercise their acceleration rights under the Indenture in such circumstances and we contest such action, there can be no assurance as to how a court interpreting applicable law would interpret the phrase “substantially as an entirety”; and

(iii)	it may be difficult for holders of debt securities to declare an Event of Default and exercise their acceleration rights.

Event of Default

The term “Event of Default,” when used in the Indenture with respect to any series of debt securities issued thereunder, means any of the following:

(i)	failure to pay interest on any securities of such series of debt securities within 30 days after it is due;

(ii)	failure to pay the principal or premium, if any, on any securities of such series of debt securities when due;

(iii)	failure to perform or breach of any covenant or warranty in the Indenture, except for a covenant or a warranty that is solely for the benefit of one or more series of debt securities other than such series of debt securities, that continues for 90 days after we receive written notice from the trustee, or we and the trustee receive a written notice from the holders of a majority in aggregate principal amount of the debt securities of that series; provided, however, that if we initiate corrective action within 90 days after receipt of notice from the trustee or the holders of the debt securities, such period will be extended for as long as we continue to diligently pursue such action; or

(iv)	events of our bankruptcy, insolvency or reorganization specified in the Indenture.

(Indenture, Section 801)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders. (Indenture, Section 902)

Remedies

If an Event of Default under the Indenture for any series of debt securities occurs and continues, the trustee or the holders of a majority in aggregate principal amount of the debt securities of such series may declare the entire principal amount of all the debt securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding debt securities under the Indenture, only the trustee or holders of a majority in aggregate principal amount of all outstanding debt securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration. (Indenture, Section 802)

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default under the Indenture giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if

(i)	we have paid or deposited with the trustee a sum sufficient to pay:

(a)	all matured installments of interest on all debt securities of the series;

(b)	the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration;

(c)	interest on overdue interest (to the extent allowed by law) and on principal and premium, if any, which have become due otherwise than by acceleration at the prescribed rates, if any, set forth in such debt securities; and

(d)	all amounts due to the trustee under the Indenture; and

(ii)	any other Event of Default under the Indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the Indenture.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization. (Indenture, Section 802)

The trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. (Indenture, Section 903) If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred upon the trustee. However, if the Event of Default under the Indenture relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. (Indenture, Section 812) The trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.

No holder of debt securities of any series will have any right to institute any proceeding under the Indenture, or for any remedy under the Indenture, unless:

(i)	the holder has previously given to the trustee written notice of a continuing Event of Default under the Indenture;

(ii)	the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the Indenture shall have occurred and be continuing, considered as one class, have made a written request to the trustee, and have offered reasonable indemnity to the trustee, to institute proceedings;

(iii)	the trustee has failed to institute any proceeding for 60 days after notice; and

(iv)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an Event of Default under the Indenture has occurred and is continuing, considered as one class.

In addition, no holder of debt securities will have any right to institute any action under the Indenture to disturb or prejudice the rights of any other holder of debt securities. (Indenture, Section 807)

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal, premium, if any, or interest on the debt security on or after the applicable due date. (Indenture, Section 808)

We will provide to the trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture. (Indenture, Section 606)

Modification and Waiver

Without the consent of any holder of debt securities issued under the Indenture, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

(i)	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

(ii)	to add to our covenants or to surrender any of our rights or powers under the Indenture;

(iii)	to add additional events of default under the Indenture;

(iv)	to change, eliminate or add any provision to the Indenture; provided, however, that, if the change will adversely affect the interests of the holders of debt securities of any series in any material respect, the change, elimination or addition will become effective only:

(a)	when the consent of the holders of debt securities of such series has been obtained in accordance with the Indenture; or

(b)	when no debt securities of the affected series remain outstanding under the Indenture;

(v)	to provide collateral security for all but not part of the debt securities;

(vi)	to establish the form or terms of debt securities of any series as permitted by the Indenture;

(vii)	to provide for the authentication and delivery of bearer securities;

(viii)	to evidence and provide for the acceptance of appointment of a successor trustee;

(ix)	to provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

(x)	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange, and notices to us may be served;

(xi)	to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

(xii)	to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act and to add to the Indenture such other provisions as may be expressly required under the Trust Indenture Act.

(Indenture, Section 1201)

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with the requirements that we:

(i)	preserve our corporate existence; and

(ii)	adhere to the restrictions on consolidation, merger and conveyance contained in the Indenture.

The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding and with respect to which compliance is to be omitted, considered as one class, may waive our compliance with the requirements that we:

(i)	maintain an office or agency where payment of the debt securities can be made and notices and demands relating to the debt securities can be delivered; and

(ii)	comply with any additional covenants or restrictions with respect to a particular series of debt securities established in the instrument creating the series.

(Indenture, Section 607)

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of the series affected as described below. (Indenture, Section 813)

If any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern the Indenture, the provision of the Trust Indenture Act will control. If any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act will be deemed to apply to the Indenture as so modified or to be excluded. (Indenture, Section 108)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding is required for all other modifications to the Indenture. However, if less than all of the series or tranches of debt securities outstanding are directly affected by a proposed supplemental indenture, the consent only of the holders of a majority in aggregate principal amount of all series or tranches, as the case may be, that are directly affected will be required. No such amendment or modification may:

(i)	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made; or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

(ii)	reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, without the consent of all the holders of the series; or

(iii)	modify certain of the provisions of the Indenture relating to supplemental indentures, restrictions on the ability of the holders of the debt securities to waive covenant compliance (as described above) and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected thereby.

(Indenture, Section 1202)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (Indenture, Section 1202)

The Indenture provides that debt securities owned by us, any other obligor upon the debt securities or an affiliate of ours or the other obligor shall be disregarded and considered not to be outstanding in determining whether the required holders of all of the debt securities or of any particular series of debt securities have given a request or consent unless we, the other obligor or the affiliate own all of the debt securities or all of the particular series of debt securities (except if more than one series is voting together as a class, in which case the debt securities of the series owned entirely by us, the other obligor or the affiliate will be disregarded). (Indenture, Section 101)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by acts of the trustee or us in reliance thereon, whether or not notation of that action is made upon the debt security. (Indenture, Section 104)

Removal or Resignation of the Trustee

The trustee may resign at any time by giving written notice to us, or the holders of a majority in principal amount of any series of debt securities may remove the trustee with respect to the securities of that series at any time by giving written notice to us and the trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the trustee will be deemed to have resigned, and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. (Indenture, Section 910) If the trustee has or acquires any conflicting interest as defined in Section 310(b) of the Trust Indenture Act, the trustee generally must either eliminate the conflicting interest or resign within 90 days. (Indenture, Section 908)

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for debt securities. (Indenture, Section 106)

Title

We, the trustee and any agent of us or the trustee may treat the person in whose name debt securities are registered as the absolute owner thereof, whether or not the debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (Indenture, Section 308)

Governing Law

The Indenture and the debt securities are governed by, and construed in accordance with, the laws of the State of New York. (Indenture, Section 113)

Book-Entry Debt Securities

Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global debt securities (which we refer to as a book-entry note), which will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. The depositary or its nominee will not transfer any book-entry note unless and until it is exchanged in whole or in part for debt securities in definitive registered form, except that:

•	the depositary may transfer the whole registered global security to a nominee;

•	the depositary’s nominee may transfer the whole registered global security to the depositary;

•	the depositary’s nominee may transfer the whole registered global security to another of the depositary’s nominees; and

•	the depositary or its nominee may transfer the whole registered global security to its (or its nominee’s) successor.

Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a book-entry note in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a book-entry note will be limited to persons that have accounts with the depositary for such book-entry note, which persons are referred to in this prospectus as participants, or persons that may hold interests through participants. Upon the issuance of a book-entry note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such book-entry note. The accounts to be credited will be designated by the dealers. underwriters or agents participating in the distribution of such debt securities, or by us if we offer and sell such notes directly.

For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the registered global debt security and the participants will only be able to transfer such interests through the depositary’s records. For persons holding their beneficial interest through a participant, the relevant participant will maintain such records for beneficial ownership and transfer. The laws of some states may require that some purchasers of securities take physical delivery of such securities in certificated form. These laws may impair the ability to transfer beneficial interests in a book-entry note.

So long as the depositary or its nominee is the registered owner of a book-entry note, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such book-entry note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a book-entry note will not be entitled to have the debt securities represented by a book-entry note registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders under the Indenture. Accordingly, each person owning a beneficial interest in a book-entry note must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.

Interest and Premium

Payments of principal, premium, if any, and interest on debt securities represented by a book-entry note will be made to the depositary or its nominee as the registered owner of such book-entry note. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a book-entry note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal, premium, if any, or interest in respect of a book-entry note, will credit promptly the accounts of the related participants with payment in amounts proportionate to their respective beneficial interests in such book-entry note as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in a book-entry note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

Withdrawal of Depositary

If the depositary for any debt securities represented by a book-entry note is at any time unwilling or unable to continue as depositary, or ceases to be eligible as a depositary under applicable law, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the relevant book-entry note. In addition, we may at any time determine not to have debt securities represented by one or more book-entry notes, and, in such event, will issue debt securities in certificated form in exchange for the book-entry note or notes representing such debt securities. Further, if we so specify with respect to a book-entry note, an owner of a beneficial interest in such book-entry note may, on terms acceptable to us and the depositary, receive debt securities in certificated form. Any debt securities issued in certificated form in exchange for a book-entry note will be registered in such name or names that the depositary, pursuant to instructions from its direct or indirect participants or otherwise, gives to the trustee. (Indenture, Section 305)

Information About the Trustee

The trustee under the Indenture is The Bank of New York Mellon. In addition to acting as trustee under the Indenture, The Bank of New York Mellon acts, and may act, as trustee and paying agent under various other indentures, trusts and guarantees of us and our affiliates. We and our affiliates maintain deposit accounts and credit and liquidity facilities and conduct other banking transactions with the trustee in the ordinary course of our businesses.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate. This section also summarizes certain relevant provisions of the Delaware General Corporation Law, which we refer to as “Delaware law.” The terms of our certificate of incorporation and bylaws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents and Delaware law.

Authorized and Outstanding Shares

Our authorized capital stock consists of (i) 400,000,000 shares of common stock, par value $0.01 per share, and (ii) 40,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2010, 223,889,619 shares of common stock were outstanding, and no shares of preferred stock were outstanding. All of the outstanding shares of common stock are fully paid and nonassessable.

Dividend Rights

Subject to the prior rights of any outstanding shares of preferred stock, holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors. We may pay dividends on the common stock from any funds, property or shares legally available for this purpose.

Voting Rights and Cumulative Voting

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of the holders of common stock. Holders of common stock do not have cumulative voting rights for the election of directors.

Preemptive Rights

The holders of common stock have no preemptive rights to purchase additional shares of common stock or any other securities of the Company.

Liquidation Rights

In the event we are liquidated, dissolved or wound up, after payment (or making provision for payment) of our debts and liabilities and payment of the full preferential amounts to which the holders of any outstanding series of preferred stock are entitled, the holders of common stock are entitled to receive the balance of our remaining assets, if any.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC, serves as the transfer agent and registrar for our common stock.

Delaware Business Combination Statute

The business combination statute under Delaware law prohibits a corporation from engaging in any business combination with a stockholder who, together with its affiliates or associates, owns (or who is an affiliate or associate of the corporation and within a three-year period to the date of determination owned) 15% or more of the corporation’s voting stock (which we refer to as an “interested stockholder”) for a three-year period following the time the stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the corporation’s outstanding voting stock, excluding shares owned by directors, officers and certain employee stock plans, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

A business combination generally includes:

•	mergers and consolidations with or caused by an interested stockholder;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of a corporation to or with an interested stockholder, except proportionately as a stockholder of the corporation;

•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries;

•

any transaction resulting in the interested stockholder increasing his proportionate ownership of the stock of any class or series, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of stock not caused by the interested stockholder; and

•	other transactions resulting in an interested stockholder receiving a financial benefit, other than proportionately as a stockholder of the corporation.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute. Because our certificate of incorporation and bylaws do not include any provision to “opt-out” of the Delaware business combination statute, the statute will apply to business combinations involving us.

Board of Directors

Our board of directors currently consists of twelve directors. Each director is elected at the annual meeting of stockholders to serve a one-year term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, or through any of these methods of sale. We will describe in the accompanying prospectus supplement the specific plan of distribution, including (i) the identity of any underwriters, dealers or agents and the amount of securities underwritten or purchased by them and their compensation, (ii) the initial offering price of the securities and the proceeds that we will receive from the sale and (iii) any securities exchange on which the securities will be listed.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the securities and certain other legal matters relating to the offer and sale of the securities offered hereby will be passed upon for us by Kirk J. Emge, Esq., our General Counsel, and by Covington & Burling LLP, Washington, D.C.

EXPERTS

The revised financial statements and schedules as of December 31, 2008 and 2009 and for each of the three years in the period ended December 31, 2009 incorporated in this Prospectus by reference to the Current Report on Form 8-K dated September 17, 2010 of Pepco Holdings, Inc. (the “September 2010 Form 8-K”) and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting in the Form 10-K of Pepco Holdings, Inc. for the year ended December 31, 2009 (the “2009 Form 10-K”)) incorporated in this Prospectus by reference to the September 2010 Form 8-K and 2009 Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our common stock is listed on the New York Stock Exchange under the ticker symbol “POM.” You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It does not contain all of the information that is important to you. You should read the registration statement for further information about us and the securities. Statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC highlight selected information, and in each instance reference is made to the copy of the document filed.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and may supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC and any future filing that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of any such documents that are furnished, rather than filed, by us in accordance with the rules of the SEC under the Exchange Act) prior to the completion of the sales of the securities offered hereby.

•

Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010 (File No. 001-31403) and our Current Report on Form 8-K filed with the SEC on September 17, 2010 (File No. 001-31403), which revises and supersedes our consolidated financial statements and certain of the accompanying footnotes for each of the three years in the period ending December 31, 2009, Management’s Discussion and Analysis of Financial Condition and Results of Operations and certain other financial information in the Form 10-K to reflect the classification of our Conectiv Energy segment as a discontinued operation;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010 (File No. 001-31403);

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 6, 2010 (File No. 001-31403);

•	Our Current Reports on Form 8-K filed with the SEC on January 8, 2010, April 21, 2010, May 5, 2010, May 24, 2010, July 1, 2010, July 6, 2010, July 8, 2010 and July 20, 2010 (File No. 001-31403); and

•

The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on July 23, 2002 (File No. 001-31403), registering the common stock under Section 12(b) of the Exchange Act and any amendment or report subsequently filed for the purpose of updating such description.

If you request, orally or in writing, copies of any of the documents incorporated by reference, we will send you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068, attention: Corporate Secretary. Our telephone number is (202) 872-2900.

15,584,415 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

J.P. Morgan

BofA Merrill Lynch

Citigroup

Barclays Capital

Credit Suisse

RBS

Scotiabank

Wells Fargo Securities

March 5, 2012